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                                                                EXHIBIT 10.23


                             PROMISSORY NOTE

$17,500                                                       November 22, 1993
                                                          San Diego, California

        FOR VALUE RECEIVED, the undersigned promises to pay to the order of Alanex Corporation, a California corporation (the "Corporation"), at 3550 General Atomics Court, San Diego, California, or at such other place as the holder hereof may designate in writing, the principal sum of seventeen thousand five hundred dollars ($17,500) with interest from the date hereof on the unpaid principal at the minimum rate of interest required to avoid imputed interest, as follows:

        Payments of principal and accrued interest hereunder shall be due in three equal annual installments beginning one year from the date hereof with the principal amount and any unpaid interest due in full on November 22, 1996; provided, however, that in the event that the undersigned's employment by or association with the Corporation is terminated for any reason prior to payment in full of this Note, this Note shall be accelerated and all remaining unpaid principal and interest shall become due and payable immediately after such termination. If the undersigned fails to pay any of the principal and accrued interest when due, the Corporation may deliver a notice requesting payment of interest within 10 days of receipt thereof; if such payment is not made, the Corporation, at its sole option, shall have the right to accelerate this Note, in which event the entire principal balance and all accrued interest shall immediately become due and payable.

        This Note may be prepaid at any time without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

        This Note is secured only by a pledge of shares of Common Stock of the Corporation, and is subject to all of the terms and provisions of the Restricted Stock Purchase Agreement and the Pledge Agreement each of even date herewith between the undersigned and the Corporation.

        The undersigned hereby waives presentment, protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

        The holder hereof shall be entitled to recover all expenses of collection of this Note, including without limitation, reasonable attorneys' fees.

        This Note shall be governed, and construed and interpreted in accordance with, the laws of the State of California.


                                          /s/ Alexander Polinsky
                                        ---------------------------
                                              Alexander Polinsky


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